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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-1 No. 333-          ) and related Prospectus of Aventine Renewable Energy Holdings, Inc. dated June 28, 2006 of our report dated March 24, 2006, included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-132860) and related Prospectus of Aventine Renewable Energy Holdings, Inc. dated June 28, 2006.

/s/ Ernst & Young LLP

St. Louis, Missouri
June 26, 2006

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Consent of Independent Registered Public Accounting Firm